LEASE made this 28th day of April, 1997 between LEO NEVAS and JAMIE GERARD, TRUSTEE under the Spray Trust, both of the Town of Westport, County of Fairfield and State of Connecticut ("Landlord") and THE VILLAGE BANK & TRUST COMPANY, a Connecticut banking corporation with offices at 25 Prospect Street, Ridgefield, Connecticut, acting herein by JAMES R. UMBARGER, Jr., its Executive Vice president, duly authorized, ("Tenant").

                              W I T N E S S E T H:

     In consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, Landlord and Tenant hereby agree as follows:

                                    Article 1

                       Definitions; Construction of Terms

     Section 1.01. Definitions. For the purposes of this Lease, and in addition to those terms which are elsewhere defined in this Lease, the terms defined in this Section 1.01 shall have the meaning so specified, unless such meanings are expressly contradicted, limited or expanded elsewhere in this Lease, or the context otherwise requires:

          (a) "Buildings" shall mean all the buildings now or hereafter comprising the tenantable portions of the Commercial Center, and "Building" shall mean the building in which the Premises are contained.

          (b) "Commencement Date" shall mean May 1, 1997 or the first day of the month after the Landlord is able to deliver possession to the Tenant.

          (a) "Commercial Center" shall mean all the Land, the Buildings and Improvements thereon, and all easements, air rights, development rights and other appurtenances thereto which are the premises located at 244 post Road East in the Town of Westport, County of Fairfield and State of Connecticut, plus such additional buildings and/or improvements as may hereafter be added thereto.

          (d) "Common Areas" shall mean all areas, spaces, facilities, equipment and signs from time to time made available by Landlord for the common and joint benefit and use of Landlord, Tenant and other tenants and occupants of the Commercial Center, and their respective employees, agents, customers and invitees. Common Areas may include, without limitation (but shall not be deemed a representation as to their availability), the sidewalks, parking areas, access roads, driveways, landscaped areas, loading docks, pedestrian malls (enclosed or open), courts, stairs, ramps, elevators and escalators.

          (e) "Expiration Date" shall mean the last day of the One Hundred and Twentieth (120th) month following the month in which the Commencement Date occurs.

          (f) "lmprovements" shall mean improvements, changes, alterations, additions, installations, substitutions or decorations to any portion of the Premises and/or the Buildings.

          (g) "Insurance Requirements" shall mean all requirements of any insurance policy covering or applicable to all or any part of the Commercial Center or Premises or the use thereof, all requirements of the issuer of any such policy and all orders, rules, regulations, recommendations and other requirements of the Board of Fire Underwriters or any other body exercising the same or similar functions and having jurisdiction over all or any portion of the Commercial Center and/or Premises.

          (h) "Interest Rate" shall mean a rate per annum equal to the lesser of
     (i) three percentage points above the rate publicly announced from time to time by THE VILLAGE BANK & TRUST COMPANY (or its successors), as its so-called "base lending rate" (but in no event less than twelve percent (12%) per annum) or (ii) the maximum rate of interest permissible under applicable law, if any, with respect to the applicable amount payable hereunder.

          (i) "Land" shall mean the real property owned or leased by Landlord upon which the Commercial Center is located at 244 Post Road East, Westport, Connecticut.

          (j) "Lease Year" shall mean the twelve full calendar months comprising the period immediately following the Commencement Date.

          (k) "Legal Requirements" shall mean all laws, statutes or ordinances (including, without limitation, building codes and zoning ordinances), and the orders, rules, regulations, directives and requirements of all federal, state and local departments, bureaus, boards, agencies, and other subdivisions thereof, or of any official thereof, or of any other governmental or public authority, whether now or hereafter in force, which are or become applicable to the Commercial Center or Premises or any part thereof and all requirements, obligations and conditions of all instruments of record affecting the Commercial Center or any part thereof on the date of this Lease or to which this Lease is or becomes subordinate.

          (1) "Minimum Rent" shall mean the amounts set forth on Schedule "A" annexed hereto and made a part hereof.

          (m) "Permitted Use" shall mean use as a bank and trust company, and a bank holding company and other uses related thereto.

          (n) "Premises" shall mean the office, retail, basement and/or storage space, which space is marked on Exhibit "A" attached hereto, and is part of the Commercial Center. The Premises shall not extend beyond the midway point of any common interior wall. Landlord and Tenant acknowledge and agree that for the purposes of this Lease, the Premises shall be deemed to contain 8,079 rentable square feet of office space.

          (o) "Rental Year" shall mean every period of 12 consecutive months during the Term, commencing with the first day of the calendar month in which occurs the Commencement Date.

          (p) "Tenant's Proportionate Share" shall mean 20.97 percent.

          (q) "Term" shall mean the period commencing on the Commencement Date and ending on the Expiration Date, unless the Term shall sooner terminate pursuant to the terms, covenants and conditions of this Lease or pursuant to law.

          (r) "Initial Term" shall mean the first ten years of this lease.

     Section l.02. Construction of Terms. For the purposes of this Lease, unless the context otherwise requires:

          (a) Reference to Landlord as having "no liability to Tenant" or being "without liability to Tenant" shall mean that Tenant is not entitled to terminate this Lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of Tenant's other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other right or kind of liability whatsoever against Landlord under or with respect to his Lease or with respect to Tenant's use or occupancy of the Premises.

          (b) The term "Landlord's agents" shall include all agents, servants, contractors and employees of Landlord.

          (c) The term "Tenant's agents" shall include all agents, servants, contractors, employees, customers and invitees of Tenant.

          (d) The term "Person" shall include individuals, corporation, partnerships, firms, associations and any other legal entities.

          (e) Words and phrases used in the singular shall be deemed to include with plural and vice-versa, and nouns and pronouns used in any particular gender shall be deemed to include any other gender.

                                    Article 2

                 Demise of Premises; Change in Commercial Center

     Section 2.01- Demise of Premises. Landlord hereby leases to Tenant and Tenant hereby rents from Landlord the Premises. Nothing contained herein shall be construed as a grant or demise by Landlord to Tenant of (i) the roof or exterior walls of the Building or (ii) the space above the Premises and below the underside of the roof slab of the Building, or (iii) the land below the sub-base of the Premises, or (iv) the Common Areas.

     Section 2.02- Change in Commercial Center. Landlord reserves the right without any liability to Tenant to (i) increase, reduce or change the number, type, size, quantity, height, design, nature, use, layout or location of the Buildings and/or the Common Areas or any portion thereof in any manner as Landlord may, from time to time, deem proper provided that the exercise of such right shall not deprive the Tenant of its use and occupancy of the Premises, nor substantially reduce the parking areas, nor shall Landlord take any action which will have the effect of obstructing or interfering with the use of the drive-up teller window or ATM machines.

                                    Article 3

                 Term; Minimum Rent; Escalation of Minimum Rent;
                    Additional Rent; Net Lease; Past Due Rent

     Section 3.01. Term. The Term shall commence on the Commencement Date and end at 12:00 noon on the Expiration Date.

     Notwithstanding the above, Tenant shall not commence payment of rent until the day following the day on which any regulatory approval of the opening of said branch becomes final. In the event the Tenant shall not obtain regulatory approval within 45 days of the Commencement Date, either Landlord or Tenant shall be entitled to terminate this Lease and neither party shall have any further rights against the other.

     Section 3.02. Minimum Rent. Throughout the Term, Tenant shall pay to Landlord the Minimum Rent, without previous demand and without any setoff, abatement or deduction whatsoever, at Landlord's office or at such address as Landlord may, from time to time, designate by notice. The Minimum Rent shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the Term; except Tenant shall pay to Landlord the first full monthly installment of Minimum Rent on the date hereof. If the Commencement Date shall occur on a day other than the first day of any month, Minimum Rent for the first month of the Term shall be prorated on a per diem basis. The annual minimum rents is shown on Schedule "A" attached hereto.

     Section 3.03 Additional Rent. In addition to Minimum Rent, all other payments to be made by Tenant hereunder shall be deemed to be additional rent hereunder, whether or not the same be designated as such, and shall be due and payable (unless provided to the contrary herein) on demand or together with the next succeeding installment of Minimum Rent, whichever shall first occur. Landlord shall have the same rights and remedies upon Tenant's failure to pay additional rent as for the nonpayment of Minimum Rent. Landlord, at its election, shall have the right (but not the obligation), to pay for or perform any act which requires the expenditure of any sum of money by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease within the applicable grace period, if any, provided herein, and in the event Landlord shall at its election pay such sums or perform such acts requiring the expenditure of monies, Tenant agrees to reimburse and pay Landlord such sums together with interest at the Interest Rate from the date of Landlord's expenditure of such sum to the date of repayment.

     Section 3.04. Net Lease. It is the purpose and intent of Landlord and Tenant that this be a net lease which shall yield to Landlord the Minimum Rent in each Rental year, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Premises (except as hereinafter expressly provided), which may arise or become due during or with respect to the Term shall be paid by Tenant, and that Landlord shall be indemnified and saved harmless by Tenant from and against the same.

     Section 3.05. Past Due Rents. If Tenant shall fail to pay when due any Minimum Rent or additional rent within five (5) days from the due date upon 24 hours notice of non-payment given to Tenant, such unpaid amounts shall bear interest from the due date thereof to the date of payment at the Interest Rate. In addition, if Tenant shall fail to pay any rents, charges or other sums, within ten (10) days after the same become due and payable, then Tenant shall also pay to Landlord additional rent to cover Landlord's additional overhead and administrative costs and expenses arising out of such late payment in the amount of five (5%) percent of the delinquent payment. The provisions herein for interest and late charges shall not be construed to extend the date for payment of any sums required to be paid by Tenant hereunder or to relieve Tenant of its obligation to pay all such sums at the time or times herein stipulated. Notwithstanding the imposition of such interest and/or late charges, Tenant shall be in default under this Lease if any or all payments required to be made by Tenant are not made at the time herein stipulated plus any applicable grace period. Neither the demand for, nor collection by Landlord of such interest and/or charges shall be construed as a curing of such default on the part of Tenant.

                                    Article 4

                                  Construction

     Section 4.01- Landlord's Work. Tenant shall accept the Premises herein in its present condition. It is understood that the Landlord owns all of the trade fixtures and equipment presently in the Premises, which may be used by Tenant during the Term of this Lease or any Extension Term. Tenant acknowledges that Landlord is not required to perform any work in the Premises, and that neither Landlord nor Landlord's agents have made any representations regarding the condition of the Premises or the suitability thereof for the Permitted Use. Any and all work to be performed in the Premises as provided herein shall be performed by Tenant at Tenant's sole cost and expense

     Section 4.02. Tenant's Alterations. (a) Following the initial construction of the Premises, if any, Tenant, at its own cost and expense, may paint, paper or change floor coverings in and to the interior of the Premises only, provided that (i) the structural integrity of the Building shall not be affected; and
(ii) the value of the Building is not thereby diminished; and (iii) the exterior appearance (including store front) of the Premises is not thereby altered or changed; and (iv) the cost of any such alteration, addition and decoration does not exceed $7,500.00; and (v) the sprinkler system design, if any, is not thereby affected, modified, altered or changed.

     (b) In all instances in which Tenant desires to perform alterations, installations, additions or improvements to the Premises other than as provided in subsection (a) above, Tenant shall secure the prior written approval and consent of Landlord. At the time such approval is sought, Tenant shall submit to Landlord plans and specifications for such work, together with a statement of the estimated cost of such work and the name of the proposed contractor who Tenant proposes to engage to perform the same.

     Section 4.03. Ownership of Improvements. All Improvements made by either party (except Tenant's personal property, furniture and furnishings, signs and moveable trade fixtures not constituting a permanent part of the Premises), including all affixed lighting fixtures, heating, ventilating, air conditioning and other equipment and apparatus, and all pipes, ducts, conduits, wiring, paneling, partitions, railings, mezzanine floors, galleries and the like, if any, shall remain upon and be surrendered with the Premises as a part thereof at the expiration or sooner termination of the Term, and shall become the property of Landlord at such time. Tenant shall not assign, lien, encumber, hypothecate, pledge, chattel mortgage or create a security interest in and to or upon the Premises (excluding Tenant's trade fixtures) without first obtaining in each instance the prior written consent of Landlord. Any violation of the preceding sentence by Tenant shall be without force and effect and shall not be binding upon Landlord.

                                    Article 5

                                 Use of Premises

     Subject to Legal Requirements and Insurance Requirements, Tenant shall use the Premises solely for the Permitted Use. Tenant shall not use or permit or suffer the use of the Premises for any other business or purpose. Tenant shall conduct Tenant's business in the Premises under the Trade Name, which Tenant represents it has the right to use.

                                    Article 6

                              Operation of Business

     Tenant shall: (a) subject to Article 25 hereof, continuously and uninterruptedly occupy and use during the Term the entire Premises for the Permitted Use, except for that portion of the Premises consisting of the basement, which is currently subleased to Sachem Trust National Association ("Sachem Trust") under which sublease dated June 1, 1995, Tenant is hereby substituted as "Sublessor" as contained therein; (b) conduct Tenant's business therein in a reputable manner; (c) remain open for business as a full service bank during the usual and regular hours and days as such businesses are customarily open for business in the locality where the Commercial Center is located; and (d) adequately staff its operation with sufficient staff to handle its clientele and conduct its full banking business therein.

                                    Article 7

                    Laws and Requirements: Waste and Nuisance

     Section 7.01. Laws and Requirements. Tenant, at Tenant's own cost and expense, shall comply with all Legal Requirements and Insurance Requirements.

     Section 7.02. Waste and Nuisance. Tenant shall not suffer, permit or commit any waste, nor allow, suffer or permit any odors, vapors, steam, water, vibrations, noises or undesirable effects to emanate from the premises or any apparatus, equipment or installation therein and/or serving the Premises into other portions of the Building or into the Commercial Center, or otherwise allow, suffer or permit the Premises or any use thereof to constitute a nuisance or interfere unreasonably with the safety, comfort or enjoyment of the Commercial Center by Landlord or any other occupants of the Commercial Center or their customers. Upon notice by Landlord to Tenant that any of the aforesaid is occurring, Tenant agrees forthwith to cease and discontinue the same and within ten (10) days thereafter to make such changes in the Premises and install therein or remove therefrom such apparatus or equipment as may be required by Landlord for the purpose of obviating any such condition. If any such condition is not so remedied, then Landlord may, at its option, either (i) enter upon the Premises during normal business hours, and cure such condition in any manner Landlord shall deem necessary and add the cost and expense incurred by Landlord, together with all damages, including reasonable attorney's fees, sustained by Landlord to the next installment of Minimum Rent due, or (ii) treat such failure on the part of Tenant to remedy such condition as an Event of Default under
Article 20 hereof. Tenant shall indemnify and save Landlord free and harmless of and from all fines, claims, demands, actions, proceedings, judgments and damages (including reasonable attorneys' fees) of any kind or nature by anyone whomsoever, arising or growing out of any breach or nonperformance by Tenant of the covenants contained in this Article 7.

                                    Article 8

                                     Repairs

     Section 8.01. Landlord's Repairs. Landlord shall make at its expense all necessary structural repairs to the roof, foundation, exterior walls and any load bearing interior walls of the Premises and/or the Building and those parts of any central heating, ventilation, air conditioning, plumbing and electrical systems not located within the premises; and Landlord shall keep in good order, condition and repair the downspouts and gutters of the Premises and/or the Building. If the necessity for any of such repairs shall have been occasioned by any action, omission to act or negligence of Tenant or Tenant's agents, Landlord shall make such repairs and Tenant, within ten days after demand by Landlord, shall pay to Landlord, as additional rent, an amount equal to the cost of such repairs. Landlord shall not be required to commence any such repairs until after notice from Tenant that the same is necessary, which notice, except in case of an emergency, shall be in writing and shall allow Landlord a reasonable time in which to commence such repair. Landlord shall use reasonable efforts to perform such repair work with the minimum inconvenience, annoyance, disturbance or loss of business to Tenant, as may be reasonably possible under the circumstances, consistent with accepted construction practice in the locality, and so that such work shall be completed expeditiously. In no event shall Landlord be required to incur any additional expenses for work to be done during hours or days other than regular business hours and days.

     Section 8.02 Tenant's Repairs. Except for the repairs which Landlord is required to make pursuant to Section 8.01 above, Tenant shall, at Tenant's own cost and expense, keep and maintain the Premises and each and every part thereof in good repair, order and condition. Tenant shall make all repairs to the Premises and to the fixtures and equipment therein or serving the Premises, and the appurtenances thereto, necessary or desirable to keep the same in good order and tenantable condition. Such repairs may include, without limitation, all items of work described as Tenant's Work, the exterior and interior windows and window frames, interior doors and door frames, entrances, store fronts, signs, showcases, floor coverings, interior walls, partitions and the lighting, electrical, heating, air conditioning, ventilating, plumbing, sprinkler (if any) and sewage systems, equipment, fixtures and facilities within or serving the Premises, and the escalators and elevators therein, if any, and the floor slab and that portion of any pipes, lines, ducts, wires or conduits contained under, above or within, and serving the Premises. Tenant shall keep and maintain the premises in a first-class and attractive condition throughout the Term. Tenant shall replace all damaged or broken glass and other glass, including structural glass, with glass of at least equal quality to the broken or damaged, but in all cases such replacement glass shall comply with Legal Requirements.

     Section 8.03. HVAC Service Contract. As of the Commencement Date and throughout the Term, Tenant shall have and maintain in full force and effect, at its expense, a service contract ("Service Contract") with respect to the heating, ventilating and air-conditioning equipment ("HVAC Equipment") at or serving the Premises. The Service Contract shall require the servicing company to provide routine maintenance of the HVAC Equipment, and to repair the same and replace damaged or worn out parts in the event of any breakdown, all in accordance with the specifications of the manufacturer of the HVAC Equipment. Tenant shall provide a copy of the Service Contract to Landlord within ten days after the Commencement Date. If Tenant fails to maintain a Service Contract as required by this Section 8.03, Landlord may procure the same at Tenant's expense, and Tenant shall pay a statement of Landlord's cost therefor, plus a fifteen (15%) percent administrative fee, as additional rent within ten days after receipt

     Section 8.04. Tenant's Failure to Repair. If Tenant shall fail to make repairs in accordance with the terms and provisions of this Lease, or if Landlord is required to make any repairs by reason of any act, omission to act or negligence of Tenant or Tenant's agent, Landlord shall have the right, at its option, after Landlord shall have given to Tenant ten days' notice (except in case of an emergency), to make such repairs on behalf of and for the account of Tenant, to enter upon the premises for such purposes, and add the cost and expense thereof (including a fee of 15% of the cost of such repairs for Landlord's supervisory expenses) to the next installment of Minimum Rent due hereunder. Nothing contained in this Section 8.04 shall be deemed to impose any duty upon Landlord or affect in any manner the obligations assumed by Tenant hereunder. Repairs made by Landlord on behalf of and for the account of Tenant pursuant to this Section shall be without liability to landlord for any loss or damage that may result to Tenant's merchandise, fixtures or other property or to Tenant's business by reason thereof. Notwithstanding the above, any entry of the Premises by Landlord under the terms of this Lease when Tenant is closed shall require that Landlord first contact the Westport Police Department and be accompanied by the Police or a duly authorized agent of Tenant.

                                    Article 9

                                      Signs

     Tenant, at its expense, shall provide an identification sign for the Premises of such size, design and character as Landlord shall first approve in writing. Tenant shall maintain any such sign or other installation in good condition and repair. Tenant shall not place or install or suffer to be placed or installed or maintain any other sign upon or outside the Premises or in the Commercial Center. Tenant shall not place or install or suffer to be placed or installed or maintained on the exterior of the Premises any awning, canopy, banner, flag, pennant, aerial, antenna or the like; nor shall Tenant place or maintain on the glass of any window of the Premises any sign, decoration, lettering, advertising matter, shade or blind or other thing of any kind. Landlord shall have the right, with or without notice to Tenant, to remove any signs installed by Tenant in violation of this Article and to charge Tenant for the reasonable cost of such removal and any repairs necessitated thereby, without liability to Tenant for such removal. As used in this Article, the word "sign" shall be construed to include any placard, light or other advertising symbol or object irrespective of whether the same be temporary or permanent. Tenant shall not, after obtaining Landlord's approval with respect to any sign, materially change of any sign without first obtaining from Landlord a further such approval. It is understood that the free standing Colonial Green "clock sign" located on the Commercial Premises owned by the Landlord may be replaced and modified by Landlord and arrangements made for the presence thereon of other tenants, provided, however, that the Tenant will be permitted the use of the sign subject to the terms contained in this Article 9.

                                   Article 10

                             Covenant Against Liens

     Tenant shall do all things necessary to prevent the filing of any mechanic's lien or other lien against the Premises or any other portion of the Commercial Center or the interest of Landlord or any ground or underlying lessors therein or the interest of any mortgagees in the Commercial Center, by reason of any work, labor, services or materials performed or supplied or claimed to have been performed for or supplied to Tenant, or anyone holding the Premises, or any part thereof, through or under Tenant. If any such lien shall at any time be filed, Tenant shall either cause the same to be vacated and canceled of record within thirty (30) days after the date of the filing thereof or, if Tenant in good faith determines that such lien should be contested, Tenant shall furnish such security, by surety bond or otherwise, as may be necessary or be prescribed by law to release the same as a lien against the real property and to prevent any foreclosure of such lien during the pendency of such contest. If Tenant shall fail to vacate or release such lien in the manner and within the time period aforesaid, then, in addition to any other right or remedy of Landlord resulting from Tenant's said default, Landlord may, but shall not be obligated to, vacate or release the same either by paying the amount claimed to be due or by procuring the release of such lien by giving security or such other manner as may be prescribed by law. Tenant shall repay to Landlord, within ten days of demand, all sums disbursed or deposited by Landlord pursuant to the foregoing provisions of this Article 10, including Landlord's cost and expenses and reasonable attorney's fees incurred in connection therewith. Nothing contained herein shall imply any consent or agreement on the part of Landlord or any ground or underlying lessors or mortgagees to subject their respective estates or interest to liability under any mechanic's or other lien law, whether or not the performance or the furnishings of such work, labor, services or materials to Tenant or anyone holding the Premises, or any part thereof, through or under such Tenant, shall have been consented to by Landlord or any of such parties.

                                   Article 11

                             Utilities and Services

     Section 11.01. Payment for Utilities. (a) Tenant shall pay promptly, as and when the same become due and payable, all water rents, rates and charges, and all charges for electricity, gas and other utilities supplied to the Premises. Tenant shall pay such charges in accordance with a meter or meters measuring the consumption of such utilities. Tenant shall pay such charges within ten days after a bill is rendered with respect thereto. Tenant shall pay such charges from the date of Tenant entering into the Premises for the purpose of performing any work therein.

     (b) Landlord shall have no liability to Tenant for any interruption in the supply of any utility to the Premises. Landlord reserves the right to stop or reduce the level of the service of any or all of the utilities when necessary by reason of accident or emergency, mechanical breakdown, Legal Requirements, Insurance Requirements and/or unavoidable delays as set forth in Article 25 hereof, or for repairs, alterations, replacements or improvements, which, in the judgment of Landlord, are desirable or necessary, until the reason for such stoppage shall have been eliminated. Landlord shall use diligent efforts to restore the service or complete the work, as the case may be. Tenant shall not at any time overburden or exceed the capacity of the mains, feeder, ducts, conduits or other facilities by which such utilities are supplied to, distributed in or serve the Premises. If Tenant desires to install any equipment which shall require additional utility facilities or utility facilities of a greater capacity than the facilities provided by Landlord, such installation shall be subject to Landlord's prior written approval of Tenant's plans and specifications therefor. If approved by Landlord, Tenant agrees to pay Landlord, within ten (10) days of demand, the cost for providing such additional utility facilities or utility facilities of greater capacity.

                                   Article 12

                                      Taxes

     12.01. Tax Obligation and Determination of Taxes.

     Tenant shall, in all instances, pay Tenant's Proportionate Share of all "Taxes" (as hereinafter defined) which may be levied, assessed or imposed against, or become a lien upon, the Land, Building and all other improvements and betterments in the Commercial Center during the Term of this Lease. The term "Taxes" shall mean and include all real estate taxes, assessments (special or otherwise), water and sewer rents, rates and charges (including water and sewer connection and/or hookup charges), and other governmental levies and charges of every kind and nature whatsoever, general and special, extraordinary and ordinary, foreseen and unforeseen and each and every installment thereof, which shall or may during the Term be levied, assessed, imposed, become due and payable, or liens upon, or arising in connection with the use, occupancy or possession of, or grow due and payable out of, or for, the Commercial Center or any part thereof or the Land, Buildings, or other improvements therein (as initially constructed or as the same may at any time thereafter be enlarged, altered or reduced), including interest on installment payments and all costs and fees (including reasonable attorneys' and appraisers' fees) incurred by Landlord in contesting Taxes and negotiating with the public authorities as to the same. "Assessments", as used in the foregoing definition of Taxes, shall be deemed to include the costs of all road, highway and transportation improvements (including, without limitation, traffic signals and systems) installed and paid for by Landlord. If at any time after the date hereof the methods of taxation prevailing at the date hereof shall be altered so that in addition to, or in lieu of, or a substitute for the whole or any part of Taxes now levied, assessed or imposed on real estate, as such, there shall be levied, assessed or imposed (i) a tax, assessment, levy imposition or charge based on the rents received from such real estate, or (ii) a license fee measured by the rents receivable by Landlord for the Commercial Center or any portion thereof, or (iii) a tax or license imposed upon Landlord which is otherwise measured by or based in whole or in part upon the Commercial Center or any portion thereof, or (iv) any other tax, levy, imposition, charge or license fee however described, then the same shall be included in the computation of Taxes, computed as if the amount of such tax, imposition, charge or fee so payable were that part due if the Commercial Center were the only property of Landlord subject thereto. Nothing herein contained shall be construed to include as Taxes any inheritance, estate, succession, transfer, gift, franchise, corporation, income or profit tax or capital levy that is or may be imposed upon Landlord, except as hereinabove provided.

     Section 12.02 Payment of Taxes. Tenant shall pay to Landlord an amount with respect to Taxes ("Tax Charge") equal to the product obtained by multiplying Tenant's Proportionate Share by the entire amount of Taxes which are or become due and payable with respect to the Term. The Tax Charge shall be paid to Landlord in equal monthly installments (as the same may be subsequently increased or decreased), in advance, at the same time and in the same manner as payments of monthly installments of Minimum Rent hereunder. The official tax bill shall be conclusive evidence of the amount of Taxes levied, assessed or imposed, as well as of the items taxed. A copy of such tax bill shall, upon written request of Tenant, be submitted by Landlord to Tenant. Any bill or statement shall be deemed binding and conclusive upon Tenant if Tenant fails to object thereto in writing (stating the reasons therefor) within 30 days after the date thereof. If the aggregate amount of such monthly payments paid by Tenant exceeds the actual amount thereafter due, the overpayment shall be credited on Tenant's next succeeding Tax Charge payment or, during the final Rental Year, Landlord will refund such excess to Tenant within 30 days following the expiration of the Term, provided Tenant is not then in default of any of its obligations under this Lease. If the aggregate amount of such monthly payments paid by Tenant shall be less than the actual amount due, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual amount due, within ten (10) days after demand from Landlord. If, on the first day of the month in question, the amount of Taxes payable during the then current tax year shall not have been determined by the taxing authority, then the Tax Charge then payable by Tenant shall be estimated by Landlord based on the amount of the corresponding Taxes for the immediately preceding tax year. Any such estimated Tax Charge shall be subject to immediate adjustment when the amount of such Taxes shall be determined, and payment or credit of such adjustment shall be made upon billing by Landlord. If any mortgagee or ground lessor of Landlord should require any tax escrow deposits, in advance of the due date, then Tenant shall deposit with Landlord, in advance, its share of such deposits. If the Commencement Date and/or the Expiration Date occur other than on the first day of a calendar month, the Tax Charge payable by Tenant hereunder shall be prorated with respect to the month in which occurs the Commencement Date and/or the Expiration Date, as the case may be. Tenant agrees to pay prior to delinquency any and all taxes and assessments levied, assessed or imposed upon during the Term upon or against (i) all furniture, fixtures, signs and equipment and any other personal property installed or located within the Premises, (ii) all alterations, additions, betterments, or improvements of whatsoever kind or nature made by or on behalf of Tenant to the Premises, including such improvements and betterments included in Tenant's Work, as the same may be separately levied, taxes and assessed against or imposed directly upon Tenant by the taxing authorities, and (iii) the rentals payable hereunder by Tenant to Landlord (other than Landlord's Federal, State or local income taxes thereon). Should any governmental authority require that a tax, other than the Taxes, be paid by Tenant, but collected by Landlord, for and on behalf of said governmental authority, and from time to time forwarded by the Landlord to said governmental authority, the same shall be paid by Tenant to Landlord, payable monthly in advance. (Landlord shall have the right, if permitted by law, to make installment payments of any assessments levied against the Commercial Center; and in any such event Taxes shall be computed upon the installments and interest paid by Landlord in each Lease Year. If Landlord has been or will be required to install and pay for improvements or betterments and thereafter deed and dedicate the same to the public or private authority having jurisdiction thereover, the cost thereof shall be included in the computation of Taxes only to the extent of equal installments for each Lease Year of the Term.

                                   Article 13

                                  Common Areas

     Section 13.01. Definition and General Provisions. The Common Areas shall be subject to the exclusive control and management of Landlord, expressly reserving to Landlord, without limitation, the right to erect, install, replace and remove improvements, including planters, fences, landscaping and freestanding buildings. Landlord reserves the right, from time to time, to construct, maintain, replace, remove and operate lighting and other facilities, equipment and signs on all of the Common Areas; to police the same; to change the area, level, location and arrangement of the parking areas and other facilities forming a part of the Common Areas; to reasonably restrict parking by Tenant and other tenants and occupants of the Commercial Center and their respective employees, agents, customers and invitees; to close temporarily all or any portion of the Common Areas for the purpose of making repairs or changes thereto or to effect construction, repairs or changes within the Commercial Center, and to discourage non-customer parking; and to establish, modify, invoke and enforce reasonable rules and regulations with respect to the Common Areas and the use to be made thereof. Tenant shall make no claim against Landlord by reasons of Landlord's failure to uniformly enforce such rules and regulations against all tenants and occupants of the Commercial Center. Tenant further agrees, after notice thereof, to abide by such rules and regulations and to use its best efforts to cause its officers, employees, agents, customers and invitees to abide thereby. Tenant is hereby given a non-exclusive and non-transferable license (in common with all others to whom Landlord has or may hereafter grant such rights) to use, during the Term, the Common Areas as they may now or at any time during the Term exist; provided, however, that if the size, location or arrangement of the Common Areas or the type of facilities at any time forming a part thereof be changed or diminished, Landlord shall have no liability to Tenant therefor. In order to establish that all or any portion of the Commercial Center is and will continue to remain private property and to prevent a dedication thereof or the accrual of any rights to the person or to the public therein, Landlord reserves the unrestricted right to close to the general public all or any portion of the Commercial Center owned, leased or controlled by Landlord to the extent and for the period necessary to prevent such dedication or accrual, and, in connection therewith, to seal off all entrances to the Commercial Center, or any portion thereof. Tenant acknowledges and consents that any and all services, facilities and access by the public to the Premises or to the Commercial Center may be suspended in whole or in part during such temporary times as legal holidays, on such other days as may be declared by local, State or Federal authorities or employees' unions, if any, as days of observance, and during any periods of actual or threatened civil commotion, insurrection or other circumstances beyond Landlord's control, when Landlord, in Landlord's reasonable judgment, shall deem the suspension of such services, facilities and access necessary for the protection or preservation of persons or property or otherwise as required by law. Common Areas shall not be used for solicitations, distributions of handbills or other advertising matter, demonstrations or any other activities that would in Landlord's judgment interfere with the use of the Common areas or with the conduct of business or the rights of other tenants. Landlord shall operate, manage, equip, light, repair, replace and maintain the Common Areas and keep good order and security therein all in such manner as Landlord, in its reasonable discretion, may from time to time determine, and Landlord shall have the right and exclusive authority to employ and discharge all personnel connected therewith.

     Section 13.02. Cost of Maintenance of Common Areas. (a) Tenant shall pay to Landlord, in the manner provided in subparagraph (b) of this section 13.02, a share ("Tenant's Common Area Charge"), as hereafter computed, of the operating costs (as hereafter defined) of the Commercial Center. "Operating Costs" shall mean the sum of (i) the costs incurred by Landlord pursuant to section 8.01 and
16.01 hereof and, with respect to Section 8.01 hereof, similar costs in respect to similar obligations to other tenants of the Commercial Center, and (ii) the total costs, expenses and fees incurred in operating, managing, equipping, cleaning, lighting, repairing, replacing and otherwise maintaining the Common Areas, and maintaining order and security therein, including, without limitation, the cost of all materials, supplies and services purchased or hired therefor; personal property taxes; surcharges levied upon or assessed against parking spaces or areas; the cost and expense of landscaping, gardening and planting, cleaning, removal of snow and ice, painting (including line painting), decorating, paving, lighting, sanitary control, and removal of trash, garbage and other refuse, heating, ventilating and air conditioning of the enclosed portions of the Common Areas, if any; fire protection; management fees; water, sanitary sewer and storm water lines and other utility lines, pipes and conduits; depreciation of machinery, apparatus, and equipment owned and used in the operation, maintenance and repair of the Common Areas, or the rental charges for such machinery and equipment; the cost of personnel (including applicable payroll taxes, worker's compensation insurance and disability insurance) to implement all of the foregoing, including the policing of the Common Areas and the directing of traffic and parking of automobiles on the parking areas thereof and administrative costs attributable to the Common Areas. Landlord may, however, cause any or all of said services to be provided by independent contractors.

     (b) Tenant's Common Area Charge shall be in an amount equal to the product obtained by multiplying the operating costs paid or incurred by Landlord during the first accounting period and each subsequent accounting period (as hereafter defined) by Tenant's Proportionate Share. As used herein, the "first accounting period" shall mean the fractional period, if any, corresponding to the partial Lease Year hereunder; and "each subsequent accounting period" shall mean the period of 12 full calendar months corresponding with each Lease Year hereunder (or any other fiscal or 12 month period selected by Landlord) after the first accounting period. Tenant's Common Area Charge shall be payable as follows:

          (1) During that portion of the Term within the first accounting period (subject to adjustment as hereafter in subparagraph (b) (3) set forth), Tenant shall pay Landlord monthly, in advance, on the first day of each month, a sum in such amount as is billed to Tenant by Landlord, as an estimate of Tenant's Common Area Charge during the first accounting period.

          (2) The foregoing estimated sum under subparagraph (b) (1) above shall be adjusted and revised by Landlord as of the end of the first and each subsequent accounting period during the Term on the basis of the actual operating costs during the immediately preceding first or subsequent accounting period, as the case may be, plus reasonably anticipated increases or decreases in such costs. Upon Landlord's furnishing to Tenant a written statement setting forth such revised estimated operating costs, Tenant shall pay to Landlord Tenant's Common Area Charge in monthly installments, in advance, on the first day of each month until the next succeeding revision in such estimate. If a statement is furnished to Tenant after the commencement date of the first of any subsequent accounting period, Tenant shall pay to Landlord, within ten (10) days after the receipt of such statement, or Landlord shall credit against the next succeeding payment of Tenant's Common Area Charge, as the case may be, an amount equal to the deficiency or overpayment allocable to the part of the accounting period which shall have elapsed prior to the first day of the calendar month next succeeding the calendar month in which the statement is furnished to Tenant.

          (3) Within a reasonable period following the end of the first accounting period and each subsequent accounting period, Landlord shall furnish Tenant a written statement covering the accounting period just expired, showing in reasonable detail a general breakdown of the total operating costs, the amount of Tenant's Common Area Charge for such accounting period and the payments made by Tenant with respect to such accounting period. If Tenant's Common Area Charge exceeds Tenant's payment with respect to such accounting period, Tenant shall pay Landlord the deficiency within ten (10) days after the furnishing of said statement; and if said payments exceed Tenant's Common Area charge, Tenant shall be entitled to a credit for such excess against payments next thereafter to become due to Landlord on account of Tenant's Common Area Charge, or, during the final Lease Year, Landlord will refund such excess to Tenant within thirty (30) days following the Expiration Date, provided Tenant is not then in default hereunder.

          (4) As to the first accounting period, or any subsequent accounting period, a portion only of which is contained in the Term, Tenant's obligation for a share of the actual operating costs shall be prorated on the basis of the actual number of days in the portion of such accounting period contained in the Term. Tenant's obligation to pay Tenant's Common Area Charge shall survive the expiration or sooner termination of this Lease.

          (5) In the event of any dispute, Tenant shall pay the amount of Landlord's bill or statement hereunder and such payment shall be without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, by agreement or otherwise, Landlord shall pay Tenant the amount of Tenant's overpayment resulting from such compliance by Tenant.

          (6) Any such bill or statement shall be deemed binding and conclusive if (i) Tenant fails to object thereto in writing (stating the reason(s) therefor), within thirty (30) days after the date the same has been furnished by Landlord to Tenant, or (ii) Tenant fails to comply with the provisions of subparagraph (b) (5) above.

     (c) Notwithstanding the provisions of subsection 13.02(b) above which provide for payment of Tenant's Common Area Charge monthly, in advance, in accordance with Landlord's estimated bills ("Advance Billing System"), Landlord, at its option, may bill Tenant monthly, in arrears, for Tenant's Common Area Charge based upon actual operating costs paid or incurred by Landlord with respect to the immediately preceding month ("Arrears Billing System"). Subsections l3.02(b)(4), (5) and (6) shall continue to be applicable in the event Landlord elects to utilize the Arrears Billing System. Landlord's election to use either the Advance

Billing System or the Arrears Billing System at any time during the Term shall not preclude its election to switch, on one or more occasions, to the alternative billing system at any other time during the Term, provided that any such change in billing systems shall not result in duplication of charges to Tenant.

                                   ARTICLE 14

                            Assignment and Subletting

     Section 14.01. General Provisions. (a) Neither this Lease, nor the Term and estate hereby granted, nor any part hereof or thereof, nor the interest in Tenant in any sublease or the rentals thereunder, shall be assigned, mortgaged, pledged, encumbered or otherwise transferred by Tenant, Tenant's legal representatives or successors in interest by operation of law or otherwise, and neither the Premises, nor any part thereof, shall be encumbered in any manner by reason of any act or omission on the part of Tenant or anyone claiming under or through Tenant, or shall be sublet or be used or occupied or permitted to be used or occupied, by anyone other than Tenant, or for any purpose other than as permitted by this Lease, without the prior written consent of Landlord in each case, except as expressly otherwise provided in this Article.

     (b) If at any time or from time to time prior to or during the Term, Tenant desires to assign this Lease or sublet all or any portion of the Premises, Tenant shall notify Landlord in writing of such desire.

     (C) Landlord shall not unreasonably withhold its consent, which must be in writing, to an assignment of this Lease or a subletting of all or that part of the Premises proposed to be sublet, provided, however, that Landlord shall not, in any event, be obligated to consent to any such proposed assignment or subletting unless:

          (i) At the time of the request for Landlord's consent and at the date of the sublease or assignment, as the case may be, this Lease shall be in full force and effect, without any breach or default hereunder on the part of Tenant;

          (ii) The proposed assignee or subtenant shall possess a business reputation and financial credit such as are in keeping with the standards of Landlord and shall conform with the "tenant mix" reasonably desired by Landlord for the Commercial Center;

          (iii) The proposed assignee or subtenant shall assume, by instrument in form and content satisfactory to Landlord, the due performance of all Tenant's obligations under this Lease (except that in the case of a subletting of less than the entire premises, the subtenant shall assume only its proportionate share of Tenant's obligations hereunder);

          (iv) A copy of the original assumption agreement and the assignment or subletting agreement, as the case may be, fully executed and acknowledged, shall be submitted to Landlord within ten (10) days of the execution of the same.

     (d) It is understood and agreed that the Landlord may refuse its consent to any assignment or subletting and may take into consideration facts beyond the financial stability or business to be conducted by the Tenant. Reasons which shall be deemed to be a satisfactory basis for withholding consent shall include, but not be limited to, unsatisfactory prior business dealings of any kind whether related to these premises or not with the proposed assignee, its affiliates, predecessors, or otherwise connected entities.

     (e) With respect to an assignment of this Lease or a sublease by Tenant of all or any portion of the Premises, the following provisions shall apply: Any profit on such sublease or assignment shall be shared 50% by Tenant and 50% by Landlord. For purposes of this paragraph, "profit" shall refer to the difference between (1) all payments made by a subtenant or assignee to Tenant, directly or indirectly, as rent or otherwise under or in connection with said sublease or assignment; and (2) the annual prorated amount of Minimum Rent and additional rent payable hereunder with respect to the space affected by such sublease or assignment. Payments of Landlord's share of the profit in connection therewith shall be made monthly as additional rent hereunder, on the first day of each calendar month. If all or any part of Tenant's profit shall be paid to Tenant other than in monthly installments, Tenant shall pay 50% of such profit to Landlord within ten (10) days of receipt thereof.

     (f) In the case of a subletting, the subletting agreement delivered to Landlord in accordance with subparagraph (c) (iv) above shall provide that (i) such sublease is and shall be subject and subordinate to this Lease and any then existing or future modifications thereof; and (ii) in the event of termination, reentry or dispossess by Landlord under the Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (x) be liable for any previous acts or omissions of Tenant, as sublessor under such sublease, or (y) be subject to any offsets, not expressly provided for in such sublease, against Landlord, or (z) be bound by any previous modification of such sublease to which Landlord shall not have consented in writing, or by any previous prepayments of more than one month's rent.

     (g) In the case of an assignment or subletting, Tenant, as assignor, or as sublessor, as the case may be, shall remain liable for the performance or observance of all of the terms and provisions on Tenant's part to be performed or observed under this Lease

     (h) Any consent of Landlord to any assignment or subletting shall not be construed as a waiver of any requirement for obtaining (i) the consent of Landlord to any subsequent assignment of this Lease or subletting of all or any part of the Premises, or (ii) the consent of Landlord to any assignment of any sublease, the under subletting of the whole or any portion of the Premises or the subletting of any portion of the Premises.

     (i) Tenant shall pay the reasonable expenses of Landlord's attorneys in connection with the review and/or preparation of any documents resulting from a request by Tenant to assign this Lease or sublet all or any part of the Premises. Tenant shall make payment within ten (10) days after receipt of Landlord's statement. Landlord shall provide reasonable substantiation of the fees involved, which fees shall not exceed Fifteen Hundred ($1,500.00) Dollars.

     Section 14.02. Change in Ownership. For purposes of this Article 14, (i) the transfer of a majority of the issued and outstanding capital stock of any corporate tenant, or of a corporate subtenant, or the transfer of a majority of the total interest in any partnership tenant or subtenant, however, accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease, or of such sublease, as the case may be, except that the transfer of the outstanding capital stock of any corporate tenant, or subtenant, shall be deemed not to include the sale of such stock by persons or parties through the "over-the-counter market" or through any recognized stock exchange, other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934, as amended, (ii) a takeover agreement shall be deemed a transfer of this Lease, (iii) any person or legal representative of Tenant, to whom Tenant's interest under this lease passes by operation of law, or otherwise, shall be bound by the provisions of Article 14, and (iv) a modification, amendment or extension of a sublease shall be deemed a sublease. (Refer to Article 14.01(d) and Article 34). Notwithstanding the above, any sublease or assignment to an independent bank or subsidiary bank in which Tenant shall have a substantial interest shall not require the consent of Landlord.

     Section 14.03. Sachem Trust Sublease. Notwithstanding anything to the contrary contained herein, Tenant accepts the premises subject to the terms of a sublease by and between Lafayette American Bank & Trust Company and Sachem Trust National Association dated June 1, 1995 and the terms of a consent to sublease between Leo Nevas and Jamie Gerard, Trustee, Lafayette American Bank & Trust Company and Sachem Trust National Association dated June, 1995, copies of which are annexed hereto and made a part hereof.

                                   Article 15

                                    Indemnity

     A. Tenant shall defend, pay, indemnify and save free and harmless Landlord, and any fee owner or ground or underlying lessors of the Commercial center, to the full extent permitted by law, from and against any and all claims, demands, liabilities, fines, suits, actions, proceedings, orders, decrees and judgments of any kind or nature by or in favor of anyone whomsoever and from and against any and all costs and expenses, including reasonable attorney's fees, resulting from or in connection with loss of life, bodily or personal injury or damage to property arising, directly or indirectly, out of or from or on account of any occurrence in upon, at, or from the Premises or occasioned wholly or in part through the use and occupancy of the Premises or by any improvements therein or appurtenances thereto, or by any act or omission of negligence of Tenant or any subtenant of Tenant, or their respective employees, agents, invitees, customers or contractors in, upon, at or from the Premises or its appurtenances or the Common Areas, except for the negligence of the Landlord, its agents, or employees.

     B. Tenant and all those claiming by, through or under Tenant shall store their property in and shall occupy and use the Premises and any improvements therein and appurtenances thereto and all portions of the Commercial Center solely at their own risk. Tenant and all those claiming by, through or under Tenant hereby release Landlord and any fee owner or ground or underlying lessors of the Commercial Center, to the full extent permitted by law, from all claims of every kind, including loss of life, bodily or personal injury, damage to merchandise, equipment, fixtures or other property, or damage to business or for business interruption, arising, directly or indirectly, out of or from or on account of such occupancy and use or resulting from any present or future condition or state of repair thereof, except for the negligence of the Landlord, its agent, or employees.

     C. Landlord shall have no liability to Tenant, or those claiming by, through or under Tenant, for any loss of life, bodily or personal injury, or damage to property or business, or for business interruption, that may be occasioned by or through the acts, omissions or negligence of any other persons, or any other tenant or occupants of any portion of the Commercial Center, except for the negligence of the Landlord, its agents, or employees.

     n. Neither Landlord nor any fee owner or ground or underlying lessors of the Commercial Center shall be responsible or liable for damages at any time for any defects, latent or otherwise, in the Building or other improvements in the Commercial Center or in any of the equipment, machinery, utilities, appliances or apparatus therein. Further, Landlord shall not be responsible or liable for damages at any time for loss of life, or bodily or personal injury or damage to property or for business interruption, to any person or to any property or business of Tenant, or those claiming by, through or under Tenant, caused by or resulting from the bursting, breaking, leaking, running, seeping, overflowing or backing up of water, steam, gas or sewage, in any part of the premises or caused by or resulting from acts of God or the elements, or resulting from any defect or negligence in the occupancy, construction, operation or use of any of the Buildings or other improvements in the Commercial Center, including the Premises, except for the negligence of the Landlord, its agents or employees.

     E. Landlord shall have no liability to Tenant, or to those claiming by, through or under Tenant, if the Rules and Regulations set forth on Exhibit B hereto or any other Rules and Regulations established by Landlord in good faith are determined by a court to have deprived Tenant, or those claiming by, through or under Tenant, of any free speech or other rights under the Connecticut Constitution or the United States Constitution.

     F. After any litigation or proceeding between the parties hereto, the successful party shall be entitled to all costs, expenses and reasonable attorneys' fees that it may actually incur in enforcing the terms of this Lease against the other party. Tenant acknowledges that all of the foregoing provisions of this Article shall apply and become effective from and after the date Landlord shall deliver possession of the Premises to Tenant in accordance with the terms of this Lease.

                                   Article 16

                                    Insurance

     Section 16.01 Landlord's Insurance. From and after the Commencement Date, Landlord shall keep the Buildings at the Commercial Center insured against fire and such other risks as are, from time to time, included in standard extended coverage endorsements in the locality in which the Commercial Center is located, and with such deductibles as Landlord from time to time may determine. Such insurance shall not cover any property with respect to which Tenant or other tenants are obliged to insure. Landlord may also take out and keep in force other insurance, in amounts to be determined by Landlord, against other insurance hazards which Landlord, in its reasonable judgment, believes it is prudent or necessary to insure against. Such other insurance may include, without limitation, rent insurance and insurance in such amount and form as may from time to time be required by the holder of any mortgages or fee interest to which this Lease is subordinate. Landlord shall have the right to insure and maintain the insurance coverage set forth herein under blanket insurance policies covering other properties owned, leased or operated by Landlord or any parent, subsidiary or affiliate of Landlord.

     Section 16.02. Tenant's Insurance. Tenant shall secure and keep in force from and after the date Landlord shall deliver possession of the Premises to Tenant and throughout the Term, at Tenant's expense: (a) Comprehensive General Liability Insurance on an occurrence basis with a minimum limit of liability in amounts reasonably determined by Landlord but in no event less than the amount of One Million ($l,000,000.00) Dollars combined single limit for bodily injury and property damage, including non-owned automobile liability; and which insurance shall contain (i) a contractual liability endorsement covering the matters set forth in Article 16 hereof and (ii) a "personal injury" endorsement covering claims arising out of false arrest, false imprisonment, defamation of character, libel and slander, wrongful eviction and invasion of privacy; (b) insurance upon property of every kind and description owned by Tenant, or for which Tenant is legally liable, or installed by or on behalf of Tenant, and which is located within the Commercial Center, including, without limitation, furniture, fittings installations, alterations, additions, partitions, fixtures and anything in the nature of a leasehold improvement in an amount equal to at least 90% of the full replacement value thereof including any increase in value resulting from increased costs, with coverage against the perils of fire and other perils as are, from time to time, included in standard "All Risk" policies of insurance in the locality in which the Commercial Center is located; (c) Plate Glass Insurance covering all plate glass in the Premises, but Tenant shall have the option, in respect of Plate Glass Insurance, either to insure the risk or self-insure; and (d) such other insurance in such amounts as Landlord or Landlord's mortgagee may reasonably require from time to time. Tenant shall have the right to insure and maintain the insurance coverage set forth in this
Section 16.02 under blanket insurance policies covering other premises operated by Tenant so long as such blanket policies comply as to terms and amounts with the insurance provisions set forth in this Lease.

     Section 16.03. Insurance Requirements. (a) All policies of insurance procured by Tenant: (i) shall be written as primary policies not contributing with, nor in excess of, coverage that Landlord may carry, and (ii) shall be issued in the name of Tenant and shall contain an endorsement naming Landlord and, at Landlord's request, its mortgagees or ground lessors, if any, as additional insureds. (b) Duly executed certificates of insurance or, if required by Landlord or any mortgagee, together with reasonably satisfactory evidence of payment of the premiums therefor, shall be delivered to Landlord on or before the day Tenant takes possession of the Premises and, upon renewals of such policy or policies, not less than ten (10) days prior to the expiration of the term of any coverage thereunder. The minimum limits of any insurance coverage required herein to be carried by Tenant shall not limit Tenant's liabilities under Article 16 hereof. All such certificates or policies shall provide for thirty (30) days' notice to Landlord or any Mortgagee or ground lessor of the cancellation of such policy. (c) Tenant releases Landlord and Landlord's agent, Mortgagees and ground lessors, if any, from liability for loss or damage to any of Tenant's property situated in the Commercial Center that is covered by the insurance required to be maintained by Tenant under Section 16.02 hereof, or, if Tenant fails to maintain such insurance, would have been covered by such insurance unless Landlord maintains insurance coverage for such loss and such loss was due to Landlord's gross negligence or willful misconduct. This release shall not be limited to the liability of Landlord or Landlord's agents to Tenant; it shall also apply to Landlord or Landlord's agents liability to any person claiming through or under Tenant pursuant to a right of subrogation or otherwise. All policies procured by Tenant under subsection 16.02(b) hereof shall provide that such insurance shall not be invalidated should the insured waive in writing prior to a loss any or all rights of recovery against any party for loss occurring to the property described therein. (d) Landlord releases Tenant and Tenant's agents from liability for loss or damage to all or any portion of the Buildings to the extent the same is covered by the fire and extended coverage insurance maintained by the Landlord with respect to the Commercial Center. This release shall not be limited to the liability of Tenant or Tenants agents to Landlord; it shall also apply to Tenant's or Tenant's agents liability to any person claiming through or under Landlord pursuant to a right of subrogation or otherwise. This release shall apply even if the loss or damage shall have been caused by the fault or negligence of Tenant or Tenant's agents. (e) If Tenant fails to take out or to keep in force any insurance required to be taken out and kept in force by Tenant, Landlord shall have the right, without assuming any obligation in connection therewith, to effect such insurance at the sole cost and expense of Tenant and all outlays by Landlord shall be paid by Tenant to Landlord within ten (10) days of demand as additional rent.

                                   Article 17

                             Damage and Destruction

     Section 17.01. Landlord's obligation to Repair. If the Premises or any part thereof shall be partially damaged by fire or other casualty and Tenant gives prompt notice thereof to Landlord, subject to its rights under Section 17.03, Landlord shall proceed with reasonable diligence to repair or cause to be repaired such damages; provided, however, Landlord shall have no obligation to repair or restore Tenant's trade fixtures, decorations, signs, store contents or other property of Tenant, and Landlord's obligations to repair shall be limited to the extent of insurance proceeds received by Landlord therefor. If the damage is not the result of the willful or negligent act or omission of Tenant or Tenant's agents, the Minimum Rent shall be abated to the extent that the Premises shall have been rendered untenantable, such abatement to be from the date of such damage or destruction to the date the Premises shall be substantially repaired, restored or rebuilt. If Tenant shall reoccupy portions of the Premises as the restoration continues, the abatement, if any, shall cease as to such portions.

     Section 17.02. Tenant's Right to cancel. If the Premises shall be totally damaged or rendered wholly untenantable by fire or other casualty, and either of the following (a) or (b) occurs: (a) Landlord has not commenced the making of the required repairs within ninety (90) days after the date on which Landlord shall have obtained all required governmental permits and approvals in connection with such repairs and restoration and all insurance proceeds with respect to any such event; or (b) Landlord has not completed the making of the required repairs and substantially restored and rebuilt the Premises and/or access thereto within nine (9) months from the date of such damage or destruction, and such additional time after such date (but in no event to exceed three months), as shall be equal to the aggregate period Landlord may have been delayed in doing so by unavoidable delays (as set forth in Article 25 hereof), including without limitation the period of delay in connection with obtaining all required governmental permits and approvals or adjustment of insurance, then Tenant, in either such event, may serve notice on Landlord of its intention to terminate this Lease, and, if within thirty (30) days thereafter Landlord shall not have completed the making of the required repairs and substantially restored and rebuilt the Premises, this Lease shall terminate on the expiration of such thirty (30) days period as if such termination date were the Expiration Date. Subject to Section 17.03, Landlord shall diligently proceed to obtain all such permits, approvals and insurance proceeds.

     Section 17.03. Landlord's Right to cancel. If (i) the premises shall be totally damaged or rendered wholly untenable by fire or other casualty, or (ii) the Building or more than fifty (50%) percent of the other Buildings which then comprise the Commercial Center shall be so damaged by fire or other casualty that substantial alteration or reconstruction of the building or such other buildings shall, in Landlord's opinion, be required (whether or not the premises shall have been damaged by such fire or other casualty) , or (iii) the Premises are damaged in whole or in part as a result of a risk which is not covered by the insurance maintained by Landlord, or (iv) the Premises are damaged in whole or in part during the last eighteen (18) months of the Term, or (v) the Buildings or the Common Areas are damaged (whether or not the Premises are damaged) to such an extent that the Commercial Center cannot in Landlord's judgment be operated as an integral facility, then in any such events, Landlord may, at its option, terminate this Lease by giving Tenant thirty (30) days' notice of such termination, which notice shall be given within sixty (60) days after the date of such damage. If such notice of termination shall be given, this Lease shall terminate as of the date provided in such notice of termination (whether or not the Term shall have commenced) with the same effect as if that were the Expiration Date, and the Minimum Rent and additional rent shall be apportioned as of such date of damage or destruction. If, at any time prior to Landlord giving Tenant the aforesaid notice of termination or commencing the repair and restoration pursuant to this Article, as the case may be, the holder of a mortgage on all or part of the Commercial Center takes possession of the Building through foreclosure or otherwise, such holder or person shall have a further period of sixty (60) days from the date of so taking possession to terminate this Lease by written notice of Termination.

     Section 17.04. Miscellaneous Casualty Provisions. (a) Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage by fire or other casualty or the repair thereof. Landlord will not carry insurance of any kind on any property of Tenant, and Landlord shall not be obligated to repair any damage thereto or replace the same.

     (b) This Lease shall be considered an express agreement governing any case of damage to or destruction of the Building or any part thereof by fire or other casualty, and any law providing for such a contingency in the absence of such express agreement, now or hereafter enacted, shall have no application in such case.

                                   Article 18

                                  Condemnation

     Section 18.01. Total. If the whole of the Premises or such part thereof as in Landlord's judgment will render the remainder unusable for the Permitted Use shall be acquired or taken by eminent domain or similar proceedings for any public or quasi public use or purposes, or by private purchase in lieu thereof, then, this Lease and the Term shall automatically cease and terminate as of the date of title vesting in such proceedings.

     Section 18.02. Partial. If twenty-five (25%) percent or more of the gross leasable area of the Premises shall be so taken, then Landlord or Tenant shall have the right to terminate this Lease by notice given to the other within sixty
(60) days after the date of title vesting in such proceeding. If any part of the Premises shall be so taken and this Lease shall not be terminated, as aforesaid, then this Lease and all of the terms and provisions hereof shall continue in full force and effect, except that the Minimum Rent shall be reduced in the same proportion that the rentable area of the Premises taken bears to the original rentable area of the Premises, and Landlord shall, upon receipt of the award in condemnation, make all necessary repairs and alterations (exclusive of Tenant's property, including trade and lighting fixtures, furniture, furnishings, personal property, decorations, signs and contents) to restore the portion of the Premises remaining as near to its former conditions as the circumstances will permit, and to the Building to the extent necessary to constitute the portion of the Building not so taken a complete architectural unit; provided, however, that Landlord, in any event, shall not be required to spend for such repairs and alterations an amount in excess of the amount received by Landlord as damages for the taking of such part of the Premises, and Tenant, at Tenant's expense, shall make all necessary repairs and alterations to Tenant's property, including trade and lighting fixtures, furniture, furnishings, personal property, signs and contents. As used herein, the amount received by Landlord shall mean that portion of the award in condemnation received by Landlord as damages from the condemning authority which is free and clear of all ground or underlying lessors, and less reasonable attorneys' and appraisers' fees and expenses. If more than fifty (50%) percent of the rentable area of either the Building or the Commercial Center shall be taken as aforesaid, Landlord shall have the right, by notice given to Tenant, to terminate this Lease, such termination to be effective as of the date of title vesting in such proceedings. If, as a result of any taking, the remaining parking areas equal or exceed seventy-five (75%) percent of the parking areas as the same existed prior to such taking, Tenant shall not be entitled to compensation, diminution or abatement of any rents or other charges or sums reserved hereunder, nor shall the same be deemed an actual or construction evidence. If as a result of such taking the remaining parking areas are reduced below seventy-five (75%) percent of the parking areas as the same existed prior to such taking, Landlord shall have the right, to supply substitute parking facilities on the property of Landlord or within reasonable proximity to the Commercial Center. If Landlord shall be unable to replace or substitute any such parking facilities so taken to comply with the provisions of the preceding sentence, then Landlord or Tenant shall have the right and option to cancel and terminate this Lease within ninety
(90) days after the taking by giving the other party thirty (30) days' written notice; and in such event, this Lease shall cease and terminate upon the expiration of said thirty (30) days and neither party thereafter shall have any further rights and obligations as against the other. If, pursuant to the preceding sentence, neither party shall have so cancelled and terminated this Lease, then Tenant shall not be entitled to compensation, diminution or abatement of any rents, charges or other sums reserved hereunder, nor shall the failure to replace or substitute any such parking facilities so taken be deemed an actual or constructive eviction.

     Section 18.03 Award. All damages or compensation awarded or paid for any taking, whether for the whole or a part of the Premises or any part of the Land or Buildings and other improvements constituting the Commercial Center, shall belong to and be the property of Landlord without any participation by Tenant, whether such damages or compensation shall be awarded or paid for diminution in value of the fee or any interest of Landlord in any ground or underlying lease covering the Commercial Center or in the leasehold estate created hereby or otherwise, and Tenant hereby expressly waives and relinquishes all claims to such award or compensation or any part thereof and relinquishes the right to participate in any such condemnation proceedings against the owners of any interest in the Commercial Center; provided, however, that nothing herein contained shall be construed to preclude Tenant from prosecuting any claim directly against the condemning authority, but not against Landlord or the owners of any interest in the Commercial Center, for the value of or damages to, or for the cost of removal of, Tenant's trade fixtures and other personal property which under the terms of this Lease would in all events remain Tenant's property upon the expiration of the Term, as may be recoverable by Tenant in Tenant's own right, provided further that no such claim shall diminish or otherwise affect Landlord's or such owner's award. Each party agrees to execute and deliver to the other all instruments that may be required to effectuate the provisions of this Article.

     Section 18.04. Miscellaneous Condemnation Provisions. If this Lease is terminated as provided in this Article, all rents, charges or other sums reserved hereunder shall be paid by Tenant up to the date that possession is so taken by the condemning authority or this Lease is terminated, as the case may be, and Landlord shall make an equitable refund of any rents, charges or other sums reserved hereunder paid by Tenant in advance and not earned. Any sale, grant, dedication or taking of peripheral or perimeter parts or portions of the parking area of the Commercial

Center for road widening or road improvement purposes or for the installation of utilities shall not be deemed a condemnation or taking within the meaning of this Article, and Tenant shall not, in any such event, be entitled to any compensation, diminution or abatement of any rents, charges or other sums reserved hereunder.

                                   Article 19

                             Bankruptcv - Insolvencv

     If at any time after the date hereof: (a) any proceeding in bankruptcy, insolvency or reorganization shall be instituted against Tenant pursuant to any Federal or State law now or hereafter enacted, or any receiver or trustee shall be appointed for all or any portion of Tenant's business or property, and any such proceeding or appointment be not discharged and dismissed within thirty
(30) days from the date of such proceeding or appointment; or (b) Tenant shall be adjudged a bankrupt or insolvent, or Tenant shall make an assignment for the benefit of creditors, or Tenant shall file a voluntary petition in bankruptcy or shall petition for (or enter into) an agreement for reorganization, composition or any other arrangement with Tenant's creditors under any Federal or State law now or hereafter enacted or this Lease or the estate of Tenant herein shall pass to or devolve upon, by operation of law or otherwise, anyone other than Tenant (except as herein provided), the occurrence of any one of such contingencies shall be deemed to constitute and shall be construed as a repudiation by Tenant of Tenant's obligations hereunder and shall cause this Lease ipso facto to be cancelled and terminated, without thereby releasing Tenant; and upon such termination Landlord shall have the immediate right to re-enter the Premises and to remove all persons and property therefrom. Upon the termination of this Lease, as aforesaid, Landlord shall have the right to retain as partial damages, and not as a penalty, any prepaid rents and the Security Deposit and Landlord shall also be entitled to exercise such rights and remedies to recover from Tenant as damages such amounts as are specified in Article 21 hereof, unless any statute or rule of law governing the proceedings in which such damages are to be proved shall lawfully limit the amount of such claims capable of being so proved, in which case Landlord shall be entitled to recover, as and for liquidated damages, the maximum amount which may be allowed under any such statute or rule of law. As used in this Article 19, the term "Tenant" shall be deemed to include and shall apply to Tenant and its successors, sublessees and assigns and a guarantor of this lease, if any.

                                   Article 20

                                     Default

     Section 20.01- Events of Default. If this Lease be assigned or the Premises be sublet in whole or in part, either voluntarily or by the operation of law, except as herein expressly provided, or if Tenant shall fail (a) to pay, when due, any rents, charges or other sums reserved hereunder and such failure shall continue for ten (10) days; or (b) to keep, observe or perform any of the other terms, covenants and conditions herein to be kept, observed and performed by Tenant for more than fifteen (15) days after notice shall have been given to Tenant specifying the nature of such default, or if such default so specified (other than a default under clause (a) hereof) shall be of such nature that the same cannot reasonably be cured or remedied within such fifteen (15) day period and shall not thereafter continuously and diligently proceed therewith to completion; then and in any one or more of such events (herein referred to as an "Event of Default") , Landlord shall have the immediate right to re-enter the Premises and to dispossess Tenant and all other occupants therefrom and remove and dispose of all property therein or, at Landlord's election, to store such property in a public warehouse or elsewhere at the cost and for the account of Tenant, and without Landlord being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby. Upon the occurrence of any Event of Default, the total of all rents due under this Lease shall immediately thereupon become due and payable without credits or offsets. Landlord shall also have the right, at its option, in addition to and not in limitation of any other right or remedy, to terminate this Lease by giving Tenant five (5) days' notice cancellation and upon the expiration of such five days, this Lease and the Term shall cease and terminate as fully and completely as if the date of expiration of such five day period were the Expiration Date, and thereupon, unless Landlord shall have therefore elected to re-enter the premises, Landlord shall have the immediate right to re-entry, in the manner aforesaid, and Tenant and all other occupants shall quit and surrender the Premises to the Landlord, but Tenant shall remain liable as hereinafter mentioned. If Tenant shall default (x) in the payment when due of any rents, charges or other sums reserved hereunder, and any such default shall continue to be repeated for two (2) consecutive months, or for a total of three (3) months in any period of twelve (12) months, or (y) in the performance of any other covenant of this Lease more than six (6) times, in the aggregate, in any period of twelve (12) months then, notwithstanding that such defaults have been cured within the period after notice as above provided, any further similar default shall be deemed to be deliberate and Landlord thereafter may serve such five (5) days' notice of termination without affording Tenant an opportunity to cure such default.

     Section 20.02. Reletting of premises and Deficiency. If by reason of the occurrence of any Event of Default, the Term shall end before the date originally fixed herein for the expiration thereof, or Landlord shall re-enter the Premises, or Tenant shall be ejected, dispossessed, or removed therefrom by summary proceedings or in any other manner, whether or not specifically enumerated in this Lease, or if the Premises become vacant, deserted or abandoned, Landlord, at any time thereafter, may at its sole election relet the Premises, or any part or parts thereof, either in the name of Landlord or as agent for Tenant, for a term or terms which may, at Landlord's option, be less than or exceed the period of the remainder of the Term, and at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, shall determine. Landlord shall receive the rents from such reletting and shall apply the same first, to the payment of such expenses as Landlord may have incurred in connection with re-entering, ejecting, removing, dispossessing, reletting, altering, repairing, redecorating, subdividing, or otherwise preparing the Premises for reletting, including brokerage and reasonable attorneys' fees and expenses; second, to the payment of any indebtedness or the rents, charges and other sums due hereunder from Tenant to Landlord; and the residue, if any, Landlord shall apply to the fulfillment of the terms, covenants and conditions of Tenant hereunder, and Tenant shall receive the surplus, if any. Tenant shall be liable for and pay Landlord any deficiency between the rents, charges and other sums reserved hereunder and the net rentals, as aforesaid, of reletting, if any, for each month of the period which otherwise would have constituted the balance of the Term. Tenant shall pay such deficiency in monthly installments on the rent days specified in this Lease, and any suit or proceeding brought to collect the deficiency for any month, either during the Term or after any termination thereof, shall not prejudice or preclude in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar suit or proceeding. Landlord shall in no event be liable in any way whatsoever for the failure to relet the Premises or, in the event of such reletting, for failure to collect the rents reserved hereunder. Landlord is hereby authorized and empowered to make such repairs, alterations, decorations, subdivisions or other preparations for the reletting of the Premises as Landlord shall deem advisable, without in any way releasing Tenant from any liability hereunder, as aforesaid. No such re-entry or taking possession of the premises by Landlord shall be construed as an election on its part to terminate this Lease unless the termination thereof shall result as a matter of law or be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous default. Nothing herein contained shall require that the Landlord relet or sublet the Premises but may do so at its sole discretion.

     Section 20.03. Damages. In the event this Lease is terminated pursuant to the foregoing provisions of this Article or terminates pursuant to the provisions of Article 20 hereof, Landlord may recover from Tenant all damages it may sustain by reason of Tenant's default, including the cost of recovering the Premises and reasonable attorneys' fees and expenses and, upon so electing and in lieu of the damages that may be recoverable under Section 20.02 above (measured by the monthly deficiency, if any), shall be entitled to recover from Tenant, as and for liquidated damages, and not as a penalty, an amount equal to the difference between the rents, charges and other sums reserved hereunder for the period which otherwise would have constituted the balance of the Term and the rental value of the Premises at the time of such election, for such period, both discounted at the rate of four (4%) percent per annum to present worth, all of which shall immediately be due and payable by Tenant to Landlord. In determining the rental value of the Premises the rental realized by any reletting, if such reletting be accomplished by Landlord within a reasonable time after the termination of this Lease, shall be deemed prima facie to be the rental value. Nothing herein contained, however, shall limit or prejudice the right by Landlord or prove and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by an statute or rule of law if effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amounts referred to in this Section 20.03.

     Section 20.04. Miscellaneous Default Provisions. (a) In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall also have the right of injunction and the right to invoke any remedy allowed by law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises, by reason of violation by Tenant of any of the covenants and conditions of Lease, or otherwise.

     (b) The rights and remedies herein reserved by or granted to Landlord and Tenant are distinct, separate and cumulative, and the exercise of any one of them shall not be deemed to preclude, waive or prejudice Landlord's or Tenant's right to exercise any or all others.

     (c) Landlord and Tenant hereby expressly waive any right to assert a defense based on merger and agree that neither the commencement of any action or proceeding, nor the settlement thereof nor the entry of judgment therein shall bar Landlord or Tenant from bringing any subsequent actions or proceedings from time to time.

     (d) Tenant acknowledges that the transaction of which this lease is a part is a "commercial transaction" as defined by the statutes of the State of Connecticut. TENANT HEREBY WAIVES ALL RIGHTS TO NOTICE AND PRIOR COURT HEARING OR COURT ORDER UNDER CONNECTICUT GENERAL STATUTES SECTIONS 52-287a ET SEQ. AS AMENDED OR UNDER ANY OTHER STATE OR FEDERAL LAW WITH RESPECT TO ANY AND ALL PREJUDGMENT REMEDIES LANDLORD MAY EMPLOY TO ENFORCE ITS RIGHTS AND REMEDIES HEREUNDER.

                                   Article 21

                              Notice to Mortgagees

     A. If required by any current present or future mortgagee, the Tenant will give prompt written notice of Landlord's default in the performance of its obligations under this Lease to the mortgagee or trustee under any mortgage and to the lessor under any ground or underlying lease, if the default is of such nature as to (a) give Tenant a right to cancel and terminate this Lease, or (b) reduce the rents, charges or any sums reserved hereunder, or (c) credit or offset any amounts against future rents payable hereunder, provided that Tenant shall not be obligated to give such notice to any such person who shall not have advised Tenant in writing of its status as mortgagee, trustee or lessee, as the case may be, and of the address to which notice should be sent. Any such mortgagee and ground lessor shall have the right to cure any such Landlord's default within sixty (60) days after the receipt of such notice and no such rights or remedies shall be exercised by Tenant until the expiration of such sixty (60) Days or such additional time as may be reasonably required to cure any such default.

     B. In reference to any assignment of Landlord's interest in this Lease, or the rents, charges, or any other sums reserved hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or ground lease, Tenant acknowledges (a) that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage, or the ground lessor, shall not be treated as an assumption by such holder or ground lessor of any of the obligations of Landlord hereunder, unless such holder or ground lessor, by notice sent to Tenant, shall specifically otherwise elect; and (b) that, except as aforesaid, such holder or ground lessor shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure (or deed in lieu of foreclosure) of such holder's mortgage and the taking of possession of the Premises, or, in the case of a ground lessor, the assumption of Landlord's position hereunder by such ground lessor.

                                   Article 22

                               Access to Premises

     Landlord and its authorized representatives shall have the right to enter upon the Premises during all regular business hours, upon reasonable prior notice to Tenant (which notice may be oral) and subject to Tenant's reasonable security precautions, for the purpose of (i) inspecting or exhibiting the same to prospective purchasers, mortgagees and tenants, and (ii) maintaining and repairing all utility equipment in, upon, above or under the Premises as may be necessary for the servicing of the Premises or other portions of the Commercial Center. Landlord and its authorized representatives shall also have the right to enter upon the Premises during all regular business hours (and in emergencies at all times) for the purpose of making any repairs thereto or thereon to the Building, as Landlord may deem necessary, and for any other lawful purpose; and in connection therewith, Landlord shall have the right to bring and store materials, tools and equipment in, through or above the Premises that may be required therefore, without the same constituting an actual or constructive eviction of Tenant from the Premises or any part thereof. However, nothing herein shall be deemed to impose any duty upon Landlord to do any such work which, under any provisions of this Lease, Tenant shall be required to perform, and the performance thereof by Landlord shall not shall not constitute a waiver of Tenant's default in failing to perform the same. Landlord in no event shall be liable for any inconvenience, disturbance, loss of business or other damages to Tenant by reasons of the performance by Landlord of any work in, upon, above or under the Premises or for bringing and storing materials, tools and equipment in, through or above the Premises during the course thereof, and the obligations of Tenant under the Lease shall not be affected thereby in any manner whatsoever, nor shall the same constitute any ground for an abatement of any rents, charges or other sums reserved hereunder. Landlord shall use all reasonable efforts not to interfere with or interrupt the conduct and operation of Tenant's business in the Premises, but in no event shall Landlord be required to incur any additional expense for work to be during hours or days other than regular business hours and days of the parties performing such work. If Tenant or Tenant's employees shall not be personally present to permit an entry into the premises when an emergency or casualty occurs, Landlord must contact the Westport Police Department and any entry by Landlord must be accompanied by a Police officer or agent or employee of Tenant contacted as a result. During the period commencing Twelve (12) months prior to the expiration of the Term (or any renewal term thereof) , Landlord may place upon the exterior of the Premises "For Lease", "To Let", or "For Rent" signs of reasonable size which signs shall not be removed, obliterated or hidden by Tenant.

                                   Article 23

                Subordination: Attornment; Certificate of Tenant

     Section 23.01. Subordination. This lease is, and all of Tenant's rights hereunder are and shall be, subject and subordinate at all times to all covenants, restrictions, easements and encumbrances now or hereafter affecting the fee title of the Commercial Center and to all ground and underlying leases and mortgages or any other method of financing or refinancing, in any amounts, and all advances thereon, which may now or hereafter be placed against or affect any or all of the Land or the Premises or any or all of the Buildings and improvements now or at any time hereafter constituting a part of or adjoining the Commercial Center, and to all renewals, modifications, consolidations, participations, replacements, spreaders and extensions thereof. The term "mortgages" as used in this Lease shall be deemed to include trust indentures, and the term "mortgagees" as used in this Lease shall be deemed to include trustees or beneficiaries under trust indentures. The aforesaid provisions shall be self-operative and no further instrument or subordination shall be necessary unless required by any such ground or underlying lessors or mortgagees. Should Landlord or any ground or underlying lessors or mortgagees desire confirmation of such subordination, Tenant, within ten (10) days following Landlord's request therefor, agrees to execute, acknowledge and deliver, without charge, any and all documents (in form acceptable to such ground or underlying lessors or mortgagees) subordinating this Lease and Tenant's rights hereunder. However, should any such ground or underlying lessors or any mortgagees request that this Lease be made superior, rather than subordinate, to any such ground or underlying lease or mortgage, then Tenant, within ten (10) days following Landlord's request therefor, agrees to execute, acknowledge and deliver, without, any and all documents (in form acceptable to such ground or underlying lessors or mortgagees) effectuating such priority.

     Section 23.02 Attornment. In the event of a sale, transfer (including, without limitation, a deed in lieu of foreclosure), or assignment of Landlord's interest in the Commercial Center or any part thereof, including the Premises, or in the event any proceedings are brought for the foreclosure of any mortgage constituting a lien upon the Commercial Center or any part thereof, including the Premises, or in the event of a cancellation or termination of any ground or underlying lease covering the Commercial Center, or any part thereof, including the Premises, Tenant shall attorn to and recognize such transferee, purchaser, ground or underlying lessor or mortgagee as Landlord under this Lease. The foregoing provisions of this Section shall be self-operative and no further instrument shall be required to give effect to such provisions. Tenant, however, shall, at the request of the party to whom it has attorned, promptly execute.

     Section 23.03. Certificate of Tenant. Tenant shall, without charge, at any time and from time to time, within ten (10) days after request by Landlord, deliver a written instrument to Landlord or any other person, firm or corporation specified by Landlord, duly authorized, executed and acknowledged, certifying:

          (a) That this Lease is unmodified and in full force and effect, or, if there has been any modification, that the same is in full force and effect as modified and stating any such modification; whether there is any existing basis to cancel or terminate this Lease and whether, to the best of Tenant's knowledge, Landlord is in default hereunder;

          (b) Whether the Term has commenced and Minimum Rent has become payable hereunder, and whether Tenant is in possession of all of the Premises except for such portions thereof which have been sublet or are being held for sublet pursuant to the provisions of this Lease;

          (c) Whether or not there are then existing any defenses or offsets (which are not claims under subsection (e) below) against the enforcement of any of the agreements, terms, covenants, or conditions of this Lease to be observed or performed by Tenant, and, if so, specifying the same;

          (d) The amount of the Minimum Rent payable under this Lease and the dates to which the Minimum Rent and additional rent and other charges hereunder have been paid,

     Section 24.04. Non Disturbance. Landlord shall use its best efforts to obtain a non-disturbance agreement from any future mortgagee of the Premises.

     If Tenant fails to execute, acknowledge and deliver any such instrument to Landlord within ten (10) days after Landlord's request, Tenant does hereby make, constitute and irrevocably appoint Landlord as its attorney-in-fact and in its name, place and stead to do so, such appointment being coupled with an interest.

                                   Article 24

                                 Quiet Enjoyment

     Tenant, upon paying the rents, charges and other items reserved hereunder and performing and observing all of the other terms, covenants and conditions of this Lease on Tenant's part to be performed and observed, shall peaceably and quietly have, hold and enjoy the Premises during the Term, subject, nevertheless, to the terms of this Lease, and to any mortgages, ground or underlying leases, agreements and encumbrances to which this Lease is or may be subordinate.

                                   Article 25

                               Unavoidable Delays

     The provisions of this Article 25 shall be applicable if there shall occur, on or after the date hereof, any strikes, lockouts or labor disputes, inability to obtain labor or materials or reasonable substitutes therefor or acts of God, governmental action, civil commotion, riot or insurrection, fire or other casualty or other events beyond the reasonable control of the party obligated to perform. If Landlord or Tenant, as a result of any of the aforementioned events, shall fail punctually to perform any term, covenant or condition on its part to be performed under this Lease, then such failure shall be excused and not be a breach of this Lease by the party in question, but only to the extent and for the time occasioned by such event. Notwithstanding anything to the contrary herein contained, however, the provisions of this Article 25 shall not be applicable to Tenant's obligation to pay, when due and payable, the rents, charges or other sums reserved hereunder; and in addition, lack of funds and inability to procure financing shall not be deemed to be an event beyond the reasonable control of Tenant. In the event of any unavoidable delay as in this Article provided, and as a condition precedent of Tenant claiming or relying upon such delay, Tenant shall give notice of such unavoidable delay to Landlord within ten (10) days after the occurrence of the same.

                                   Article 26

                              Surrender of Premises

     Upon the expiration or sooner termination of the Term, Tenant shall quit and surrender the Premises, broom-clean, in as good condition and repair as Tenant is required to maintain the same throughout the Term, together with all keys and combinations to locks, safes and vaults. If Tenant shall fail to remove any of Tenant's personal property, furniture and furnishings, signs and moveable trade fixtures not constituting a permanent part of the Premises, such property shall at the option of Landlord, either be deemed abandoned and become the exclusive property of Landlord, or Landlord shall have the right to remove and store such property, at the expense of Tenant, without further notice to or demand upon Tenant and hold Tenant responsible for any and all charges and expenses incurred by Landlord therefor. If the Premises are not surrendered as and when aforesaid and after Landlord shall have given to Tenant ten (10) days' notice to quit, Tenant shall indemnify Landlord against all loss, cost, expense (including reasonable attorneys' fees) or liability resulting from the delay by Tenant in so surrendering the same, including, without limitation, any claims made by any succeeding occupant founded on such delay. Tenant's obligations under this Article 26 shall survive the expiration or sooner termination of the Term.

                                   Article 27

                                  Holding over

     Should Tenant remain in possession of the Premises after the expiration of the Term (or any renewal term hereof) without the execution of the new lease, such holding over, in the absence of a written agreement to the contrary, shall be deemed to have created and be construed to be a tenancy from month-to-month terminable on thirty (30) days' notice by either party to the other, at a monthly rental equal to One Hundred Fifty (150%) Percent of the sum of (1) the monthly installment of Minimum Rent payable during the last month of the Term;
(ii) One-Twelfth (1/12) of the Tax charge payable for the last Lease Year of the Term; and (iii) the monthly Tenant's Common Area Charge payable for such month, subject to all the other terms, covenants and conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy.

                                   Article 28

                               Broker's Commission

     Tenant covenants, warrants and represents to Landlord that there was and is no broker, finder or similar person entitled to a commission, fee or other compensation with respect to the consummation of this Lease and that no conversations or prior negotiations were had by Tenant or any one acting on behalf of Tenant with any broker, finder or similar person concerning the renting of the Premises. Tenant shall indemnify and hold Landlord harmless against and from all costs, expenses, damages and liabilities, including, without limitation, reasonable attorneys' fees, arising from any claims judicially proven for brokerage commissions, finder's fees or other compensation resulting from or arising out of any conversations, negotiations or actions had by Tenant or any one acting on behalf of Tenant with any broker, finder or similar person. Landlord represents that it has not had any listing agreement for the Premises with any broker, finder or similar person entitled to a commission. The provisions of this Article 28 shall survive the expiration or earlier termination of this Lease.

                                   Article 29

                                    No Waiver

     The failure of Landlord to insist upon the strict performance of any provisions of this Lease, or the failure of Landlord to exercise any right, option or remedy hereby reserved shall not be construed as a waiver for the future of any such provision, right, option or remedy or as a waiver of a subsequent breach thereof. The consent or approval by Landlord or any act by Tenant requiring Landlord's consent or approval shall not be construed to waive or render unnecessary the requirement for Landlord's consent or approval of any subsequent similar act by Tenant. The receipt by Landlord of rent or other charges or sums with knowledge of a breach of any provisions of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived unless such waiver shall be in writing signed by the party to be charged. No payment by Tenant or receipt by Landlord of a lesser amount than the rents, charges and other sums hereby reserved shall be deemed to be other than on account of the earliest rents, charges and other sums then unpaid, nor shall any endorsement or statement on any check or any letter accompanying any check or payment by Tenant be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rents, charges and other sums due, or Landlord may pursue any other remedy in this Lease provided or by law permitted, and no waiver by Landlord in favor of any other Tenant or occupant of the commercial center shall constitute a waiver in favor of Tenant.

                                   Article 30

                               Waiver of Liability

     Anything contained in this Lease to the contrary notwithstanding, Tenant shall look solely to the estate and property of Landlord in the Commercial Center and the rentals therefrom for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed and performed by Landlord, subject, however, to the prior right of any ground or underlying lessor or the holder of any mortgage covering the commercial center; and no other assets of Landlord or any partner or joint venture comprising Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claims. In the event Landlord conveys or transfers its interest in the Commercial Center or in this Lease, except as collateral security for a loan, upon such conveyance or transfer, Landlord (and in the case of any subsequent conveyances or transfers, and then grantor or transferor) shall be entirely released and relieved from all liability with respect to the performance of any terms, covenants and conditions on the part of the Landlord to be performed hereunder from and after the date of such conveyance or transfer, provided that any amounts then due and payable to Tenant by Landlord (or by the then grantor or transferor) or any other obligations then to be performed by Landlord (or by the then grantor or transferor) for Tenant under any provisions of this Lease, shall either be paid or performed by Landlord (or by the then grantor or transferor) or such payment or performance assumed by the grantee or transferee; it being intended hereby that the covenants and obligations on the part of Landlord, its successors and assigns only during and in respect of their respective periods of ownership of an interest in the Commercial Center or in this Lease. This provision shall not be deemed construed or interpreted to be or constitute an agreement, express or implied, between Landlord and Tenant that Landlord's interest hereunder and in the Commercial center shall be subject to impressment of an equitable lien or otherwise.

                                   Article 31

                                     Notices

     Except as otherwise provided herein, every notice, demand, consent, approval request or other communication which may be or is required to be given under this Lease or by law shall be in writing and shall be sent by United States certified or Registered Mail, postage prepaid, return receipt requested, and shall be addressed: (a) if to Landlord, to Landlord at Post Office Box 791, Westport, Connecticut 06881 and to Marc Nevas Real Estate, 250 Post Road East, Westport, Connecticut 06880 and (b) if to Tenant, to Tenant at 25 Prospect Street, Ridgefield, Connecticut 06877, Attention: Mr. James Umbarger, and the same shall be deemed delivered when deposited in the United States Mail. Either party may designate, by similar written notice to the other party, any other address or party for such purposes. Notwithstanding the foregoing, either party hereto may give the other party telegraphic notice of the need of emergency repairs.

                                   Article 32

                                  Miscellaneous

     Section 32.01- Entire Agreement. Etc. (a) This Lease, including the Exhibits, if any, attached hereto, sets forth the entire agreement between the parties with respect to the Premises. (b) All prior conversations or writings between the parties hereto or their representatives with respect to the Premises are merged herein and extinguished. (c) This Lease shall not be modified except by a writing signed by the party to be charged, nor may this Lease be cancelled by Tenant or the Premises surrendered except with the written express authorization of Landlord unless otherwise specifically provided herein. (d) The submission by Landlord to Tenant of this Lease in draft form shall be deemed submitted solely for Tenant's consideration and not for acceptance and execution. Such submission shall have no binding force and effect, shall not constitute an option or offer for the leasing of the Premises, and shall not confer any rights or impose any obligations under either party. The submission by Landlord of this Lease for execution by Tenant and the actual execution and delivery thereof by Tenant to Landlord shall similarly have no binding force and effect unless and until Landlord shall have executed this Lease and a counterpart thereof shall have been delivered to Tenant. (e) If any provisions contained in any Exhibit hereto is inconsistent or in conflict with any provision in the body of this Lease, the provision contained in such Exhibit shall supersede such provision in the body hereof and shall be paramount and superior.
(f) Tenant acknowledges that this Lease shall not be deemed, interpreted or construed to contain, by implication or otherwise, any warranty, representation or agreement on the part of Landlord that any regional or national chain store or any other merchant shall open or remain open for business or occupy or continue to occupy any premises in or adjoining the Commercial Center during the Term or any part thereof, and Tenant waives all claims with respect thereto and acknowledges that Tenant is not relying on any such warranty, representation or agreement by Landlord either as a matter of inducement in entering into this Lease or as a condition of this Lease or as a covenant by Landlord. (g) Tenant acknowledges that Tenant has had the opportunity to review and negotiate the terms of this Lease, and that the canon or rule of interpretation requiring construction of any ambiguities herein against landlord, as the draftsman, shall not be applicable. (h) The Article and Section numbers, captions and Table of Contents appearing herein are inserted only as a matter of convenience and are not intended to define, limit, construe or describe the scope or intent of any provision of this Lease, nor in any way affect this Lease.

     Section 32.02 Partial Invalidity. If any provision of this Lease or the application thereof to any person or circumstances shall to any extent be held void, unenforceable or invalid, then the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held void, unenforceable or invalid shall not be affected thereby, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

     section 32.03. Provisions Binding. Except as otherwise expressly provided in this Lease, all the terms, covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition, and if there shall be more than one Tenant, they shall all be bound, jointly and severally, by the terms, covenants and conditions of this Lease.

     Section 32.04. Relationship of Parties. Nothing contained in this Lease shall be deemed to constitute or be construed or otherwise to create the relationship of principal and agent, partnership, joint venture or any other relationship of Landlord and Tenant.

     Section 32.05. Recording. Tenant shall not record this Lease without the written consent of the Landlord. However, upon the request of either party hereto the other party shall join in the execution of a memorandum of so-called "short form" notice of this lease for the purpose of recordation. Said memorandum or notice of this lease shall describe the parties, the leased premises and the term of this Lease and shall incorporate this Lease by reference.

     Section 32.07. Rules and Regulations. Tenant shall comply fully with all of the Rules and Regulations set forth under Exhibit B attached hereto and made a part hereof as though fully set forth herein, and any changes thereto or additional Rules and Regulations hereafter promulgated by Landlord in writing to Tenant.

     Section 32.08. Counterparts. This Lease may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts shall together constitute one and the same instrument.

     Section 32.09. Applicable Law Without regard to principles of conflicts of laws, the internal laws of the State of Connecticut shall govern and control the validity, interpretation, performance and enforcement of this Lease.

                                   Article 33

                                    Sidewalks

     The Tenant shall keep and maintain the sidewalk adjacent to the Premises clear of obstructions, snow and ice and shall use reasonable efforts to keep the said sidewalk free of dirt, debris and other unsightly materials

                                   Article 34

                               Landlord's Consent

     Wherever in this Lease it provided that Tenant must secure Landlord's consent prior to performing any act, Landlord agrees not to unreasonably withhold or delay its consent. Landlord shall deny Tenant's request in writing within a reasonable period, which denial shall specifically set forth Landlord's objections relating to the act for which Tenant has sought Landlord's consent.

                                   Article 35

                              Tenant's Improvements

     Tenant shall not be required. to remove at the end of the term or any renewal term of the Lease, or at any other time, any of the fixtures or improvements to the Premises constituting the initial 'fit-up", whether undertaken by Landlord or by Tenant on or before ninety (90) days after Tenant shall take occupancy of the Premises. As to all subsequent improvements, Landlord shall, prior to Tenant undertaking same, simultaneous with the approval/consent thereof by Landlord, advise Tenant if such improvements must be removed by Tenant as otherwise provided in the Lease.

                                   Article 36

                         Option to Extend or Renew Lease

     section 36.01. Option to Extend. Provided this Lease is in full force and effect and Tenant is not in default hereunder either at the time of exercising its option to extend the Lease Term, or at the effective date of extension, Tenant shall have the right, at its option, to extend the term of this Lease beyond the initial Term for a further term of five (5) years (the "Extension Term") upon the same terms, covenants, and conditions set forth in this Lease and with the rental provided for the eleventh (11th) through fifteenth (15th) years shown on Schedule "A" attached hereto and made a part hereof.

     section 36.02. The Tenant shall notify the Landlord in writing at least nine (9) months prior to the expiration of the Initial Term, as to whether it intends to exercise the option provided for in Section 36.01. In the event Tenant does not so notify Landlord that it intends to exercise this option, this option shall then become and be null and void. Time is of the essence in the exercise of this option.

                                   Article 37

                                     Parking

     Parking. The Tenant covenants for itself and its employees, agents, and contractors, that cars of such Tenant, agents, employees and contractors will be parked in the portion of the parking area provided for that purpose, or in such other areas designated by the Landlord. The Tenant will furnish to the Landlord a complete list with the names, addresses, automobile description and license plate number of every person who is employed by the Tenant or who comes within the above description, and the Landlord reserves the right to charge the Tenant $5.00 per day, or any part thereof, for each car of the Tenant, employee, agent or contractors, that is parked in violation of designations or signs provided.

     IN WITNESS WHEREOF, the parties hereto have executed or caused this Lease to be executed the day and year first above written.

     WITNESSES:
                                             LEO NEVAS and JAMIE GERARD, TRUSTEE
                                             under the Spray Trust
/s/ Patricia A Martin

/s/ Veronica Sanwald                         By: /s/ Leo Nevas
                                                 -------------------------------
                                                     Leo Nevas
/s/ Patricia A Martin
                                             By: /s/ Jamie K Gerard, Trustee
                                                 -------------------------------
/s/ Veronica Sanwald                                 Jamie K. Gerard, Trustee


                                         THE VILLAGE BANK & TRUST COMPANY

 /s/ Annette R Carlo

  /s/ Heidi B Hannafin
                                         By:      /s/ James R Umbarger Jr
                                                  ------------------------------
                                                  James R. Umbarger, Jr.
                                                     Executive Vice President
                                                        duly authorized
STATE OF CONNETICUT }
                    } ss. Danbury                      April 23 , 1997
COUNTY OF FAIRFIELD }

     Personally appeared Leo Nevas, signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed and the free act and deed of said Corporation, before me.

                                    /s/ Heidi B. Hannafin

                                            Notary Public
                                            My Commission Expires: Nov. 30, 1997
                                            HEIDI B. HANNAFIN

STATE OF CONNETICUT
                             >ss.  Westport April 28, 1997
COUNTY OF FAIRFIELD }

     Personally appeared Jamie Gerard, Trustee, signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed and the free act and deed of said Corporation, before me.


                              /s/ Veronica T Sanwald
                             ------------------------------
                             Notary Public
                             My Commission Expires  8/31/99


STATE OF CONNETICUT >
                             >ss. Westport April 28, 1997
COUNTY OF FAIRFIELD }

        Personally appeared James R. Umbarger, Executive Vice President of the Village Bank & Trust Company, signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed and the free act and deed of said Corporation, before me.


                           /s/ Veronica T Sanwald
                             ------------------------------
                                    Notary Public
                             My Commission Expires 8/31/99

                                  SCHEDULE "A"

                              MINIMUM RENT SCHEDULE

                                    MINIMUM                   MINIMUM
PERIOD                              ANNUAL RENT               MONTHLY RENT
------                              -----------               ------------

First rental year;                  $270,000.00               $ 22,500.00
Second rental year;                 $280,000.00               $ 23,333.34
Third rental year;                  $295,000.00               $ 24,583.34
Fourth rental year;                 $310,000.00               $ 25,833.34
Fifth rental year;                  $325,000.00               $ 27,083.34
Sixth rental year;                  $340,000.00               $ 28,333.34
Seventh rental year;                $350,000.00               $ 29,166.67
Eighth rental year;                 $360,000.00               $ 30,000.00
Ninth rental year;                  $375,000.00               $ 31,250.00
Tenth rental year;                  $400,000.00               $ 33,333.34

                                    EXTENSION TERM
                                    --------------
Eleventh rental year;               $420,000.00               $ 35,000.00
Twelfth rental year;                $445,000.00               $ 37,083.34
Thirteenth rental year;             $465,000.00               $ 38,750.00
Fourteenth rental year;             $480,000.00               $ 40,000.00
Fifteenth rental year;              $500,000.00               $ 41,666.67

                                    EXHIBIT B

                              RULES AND REGULATIONS

     1. The delivery or shipping of supplies and fixtures to and from the Premises shall be subject to such rules as in the judgment of Landlord are necessary for the proper operation of the Premises or Commercial Center.

     2. All garbage and refuse shall be kept in the kind of container approved by Landlord, and shall be placed within the area designated for refuse collection. Tenant shall pay the cost of removal of any of Tenant's refuse or rubbish.

     3. If the Premises are equipped with heating facilities separate from those in the remainder of the Commercial Center or if Tenant can control the heating from its own premises, Tenant shall keep the Premises at a temperature sufficiently high to prevent freezing of water in pipes and fixtures.

     4. The plumbing facilities shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind such as detergents shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from a violation of this provision shall be borne by Tenant, who shall, or whose employees, agents or invitees shall, have caused it.

     5. Tenant shall not change (whether by alteration, replacement, rebuilding or otherwise) the exterior color and/or architectural treatment of the Premises or the Building, or any part thereof.

     6. Tenant shall not use, or permit to be used, the sidewalk adjacent to, or any other space outside, the Premises for display, sale or any similar undertaking.

     7. Tenant shall not subject any fixtures or equipment which are so fixed to the realty so as to become part thereof to any mortgages, liens, conditional sales agreements or encumbrances.

     8. Tenant shall not perform any act or carry on any practice which may damage, mar or deface the Premises or any other part of the Commercial Center.

     9. Tenant shall not place a load on any floor in the Premises exceeding the floor load per square foot which such floor was designed to carry, or install, operate or maintain therein any heavy item of equipment except in such manner as to achieve a proper distribution of the weight.

     10. Tenant shall not install, operate or maintain in the Premises any electrical equipment which will overload the electrical equipment or the electrical system, or any part thereof, beyond its reasonable capacity for proper and safe operation as determined by Landlord in light of the overall system and requirements therefor in the Commercial Center, or which does not bear Underwriters' approval.

     11. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord.

     12. Neither Tenant nor Tenant's agents shall at any time bring or keep upon the Premises any flammable, combustible or explosive fluid, chemical or substance.

     13. All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the hours which Landlord or its agent may determine from time to time. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules or Regulations or this Lease.

     14. There shall not be used in any space, or in the public halls of the Building, either by Tenant or by jobbers or others, in the delivery of receipt of supplies, any hand trucks, except those equipped with soft tires and side guards.